SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO
                                   FORM SB-2

                             Registration statement

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

SPICOLOGY, INC.
                                ---------------
                 (Name of small business issuer in its charter)


      California                     454110                   91-2021595
 ----------------------     ---------------------------     ---------------
(State of Incorporation)   (Primary Standard Industrial    (I.R.S. Employer
                            Classification Code Number)     Identification
                                                               Number)

                           809 Ocean Avenue, Suite 2
                           Seal Beach, California 90740
                           (562) 596-6646 (PHONE)

            (Address and telephone number of principal executive offices)
                           --------------------------
                           809 Ocean Avenue, Suite 2
                           Seal Beach, California 90740
                           (562) 596-6646 (PHONE)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                                                KENNETH G. EADE
                             Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /

    This offering will be commenced promptly, and is a continuous offering, and is subject to Rule 415 of the Securities Act of 1933.

                               -------------
    THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[CAPTION]

                                     CALCULATION OF REGISTRATION FEE
                                     ------------------------------

<F>

TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

Common stock, .001 par       $100,000             $.50         $100,000         $64.00

Total                        $100,000             $.50         $100,000         $64.00



                                  Dated January ________, 2001


INFORMATION CONTAINED IN THIS DOCUMENT MAY BE MODIFIED BY AMENDMENT. A REGISTRATION STATEMENT
RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE
SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE Registration
statement BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH
SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
SECURITIES LAWS OF ANY SUCH STATE.



[CAPTION]
                                   Prospectus

                                SPICOLOGY, INC.

                         200,000 shares of common stock

Up to 200,000 of the shares of Common stock offered are being sold by
SPICOLOGY, Inc.     This is Spicology's initial public offering.  There is no
minimum contingency and no escrow or impound, and the proceeds may be utilized by Spicology in its discretion. Spicology's Common stock is not currently listed or quoted on any quotation medium. This offering will terminate months from the date of this prospectus.

                            ------------------------

The common stock offered is speculative and involves a high degree of dilution. See "Risk Factors" on page 3.

                             ---------------------

These securities have not been approved or disapproved the Securities and Exchange Commission or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

    Shares are offered at $.50 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to $100,000. The offering is being self-underwritten through Spicology's officers and directors.


January_____, 2001

[CAPTION]
                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     Spicology is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
     Federal Import Tax.........................        5
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial statements...................       16


                              ------------------------

                                PROSPECTUS SUMMARY

CORPORATE BACKGROUND

Spicology was organized on March 21, 2000, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Spicology is in the business of selling culinary spices from its e
commerce web site on the Internet.     There is no minimum amount of shares
which must be sold in this offering. As a result, potential investors may end up holding shares in a company that:

     -has not received enough proceeds from the offering to being operations, and

     -has no market for its shares.

Spicology's common stock may never develop a market.


                                  THE OFFERING

Common stock Offered.........................  Up to 200,000 shares

Common stock Outstanding after the
  Offering...................................  2,200,000 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of Common stock
offered                                        involve a high degree of
                                               risk and immediate substantial
                                               dilution

Term of offering...........................12 months from date of prospectus
                                           ---------------------------------

- Figures are based on the current outstanding shares of 2,000,000.


                               SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to September 30, 2000 and the consolidated balance sheet data at September 30, 2000 come from Spicology's audited Consolidated Financial statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to September 30, 2000 come from

Spicology's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Spicology considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                     September 30, 2000
                                                    ---------------------
Assets: ............................................      $   --
                                                          =======

Liabilities - Accounts Payable .....................      $   --
                                                           -------
Stockholders' Equity:
  Common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 2,000,000 shares at September 30,
    2000 ..................................                 2,000
  Paid-In Capital ..................................          --
  Retained Deficit .................................       (2,000)

                                                           -------

     Total Stockholders' Equity ....................          --
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................      $   --
                                                           =======

STATEMENT OF OPERATIONS DATA:
                                                                    Cumulative
                                                                    Since
                                                                    inception
                                                 Month ended        of
                                                 September 30,2000  Development
                                                                    Stage
                                                 ----------------   -----
Revenues: ..................................     $   --           $   --
General and administrative Expenses: ........      2,000            2,000
                                                  -----             -----
     Net Loss ..............................     $(2,000)         $(2,000)
                                                  -----             -----
Loss per share ............................      $   --           $   -
                                                  =====             =====

              -------------------------------------------------------

                                  RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the information appearing in this prospectus.

    Spicology is a development stage company with no operating history, which makes it difficult to evaluate its future performance.

Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Our independent accountant has expressed that there is doubt that we may continue as a going concern.

The Penny Stock Rules will cover our stock, which may make it difficult for a broker to sell.

Our common stock is a "penny stock," which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks.

This offering is a direct participation offering, and there may be less due diligence performed.

In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

We depend upon our sole officer and director to continue our business.

Our business is dependent upon Rick Feinstein, who is the current sole officer and director and employee of Spicology. If Mr. Feinstein is forced to leave office or resigns, there will be no management to run our business.

We need to raise at least $10,000 in the next 12 months or we will not be able to continue our business.

We need to raise at least $10,000 in this offering. If we fail to do so, and are unable to raise at least $10,000 in the next twelve months through borrowing or from private placements of our stock, we will not be able to operate our business. We will need to raise at least $5,000 to commence operations.

A public market for our shares may never develop, making the shares illiquid.

A public market for our shares may never develop. This may make it difficult or impossible for investors in our shares to sell them.

If our shares are approved for a quotation on the over-the-counter market, they may be thinly traded and highly volatile.

Stocks traded on the over-the-counter bulletin board or the pink sheets are usually thinly traded, highly volatile, and not followed by analysis. Investors in our stock may experience a loss or liquidity problem with their share holdings.

We do not have written contracts or arrangements with our suppliers, which may affect our ability to operate profitably or to compete with other sellers of spices.

Our spices are supplied by Frontier Herbs, but we have no written contract with Frontier which specifies price controls or size limits, and we are on a COD basis with all spice orders. If our orders increase in size, or if we are unable to obtain spices at a price to allow us to compete in the market with our competitors, we may fail to operate profitably.

Our products will be distributed by our office staff, which may not be able to handle a large overflow of orders.

Our products are ordered in bulk, and will be packages and shipped by our office staff out of our office. If we receive a large overflow of orders and cannot expand our facilities or hire more personnel in time, we may not be able to fill those orders.

Our sole officer, director and employee has no experience with running an e-commerce website, and this may affect our success.

Rick Feinstein, our sole officer, director and employee at this time, has management experience, but no previous experience with running a website or selling products over the Internet. This lack of experience may affect our ability to operate successfully and profitably.


                                USE OF PROCEEDS

    The following table shows Spicology's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold, after deduction of an estimate $5,500 in
offering expenses.   Further, there may be no shares at all sold in this
offering. A minimum of 12.5% must be raised in order for us to operate for the next twelve months.

                                 10%       25%        50%         75%     100%
                                 ---       -----    ------      -----    -----
Web site promotion              5,200     13,000    26,000      39,000  52,000
Management salaries                 0          0         0           0       0
Employee salaries                 450      1,125     2,250       3,375   4,500
Working capital                 2,443      6,109    12,218      18,327  24,436
                                ------     -----     -----     -------  ------
Totals:                        $8,093    $20,234   $40,468     $60,702  $84,436

The allocation of the net proceeds of the Offering set forth above represents Spicology's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Spicology's future revenues and expenditures. If any of these factors change, Spicology may find it necessary or advisable to reallocate some of the proceeds within the above-
described categories.     Working capital includes rent, utilities, overhead,
telephone, insurance, postage, office supplies, packing materials, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.


                                DIVIDEND POLICY

Spicology has never declared or paid cash dividends on its capital stock. Spicology currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                     NO CURRENT MARKET FOR COMMON STOCK

    Spicology's common stock is not listed or quoted at the present time, and there is no present public market for Spicology's common stock. Spicology has obtained a market maker who has agreed to file an application for Spicology's securities to be quoted on the National Quotation Bureau's "pink sheets,"and who intends to file a form 211 with the National Association of Securities
Dealers to quote Spicology's securities on the     NASD over-the-counter
bulletin board, upon the effectiveness of this registration statement, but obtaining a quotation is up to the NASD, and Spicology's stock may never be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Spicology's market maker's application on Form 211. A public market for Spicology's common stock may never develop. The NASD over-the-counter bulletin board and National Quotation Bureau's pink sheets are quotation systems, which allow brokers to buy and sell shares of stock quoted "by appointment." The results are announced electronically. This differs from a stock market, such as the NASDAQ, which actually executes trades in over-the-counter securities electronically, and which and stock exchanges, such as the New York Stock Exchange and the American Stock Exchange, which utilize brokers on a trading floor to execute buy and sell orders, which are then reported electronically. Also, the NASDAQ stock market and stock exchanges have listing standards, which require companies to have a minimum number of shareholders and minimum capitalization and share prices in order to obtain and maintain a listing with them.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and capitalization of Spicology as of September 30, 2000. The table should be read in conjunction with the Consolidated financial statements, including the notes, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:
---------------------
                                                         9/30/2000
                                                          -------

Assets: ............................................      $   --
                                                          =======
Liabilities - Accounts Payable .....................      $   --
                                                          -------
Stockholders' Equity:
  Common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 2,000,000 shares at September 30,
    2000 ..................................                2,000
  Paid-In Capital ..................................          --
  Retained Deficit .................................      (2,000)
                                                          -------
     Total Stockholders' Equity ....................          --
                                                          -------
      Total Liabilities and
       Stockholders' Equity ........................      $   --
                                                          =======

                                    DILUTION

As of September 30, 2000, Spicology's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Spicology's tangible assets less its total liabilities. Net tangible book value per share represents Spicology's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.
After giving effect to the sale of 200,000 shares at an offering price of $0.50 per share of Common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,564), Spicology's net tangible book value as of the closing of this offering would increase from $0 to $.005 per share. This represents an immediate increase in the net tangible book value of

 $.005 per share to current shareholders, and immediate dilution of $.995 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock $0.50
Net tangible book value per share before offering..................$ 0
Increase per share attributable to new investors...................$.045
Net tangible book value per share after offering...................$.045
Dilution per share to new investors................................$.455
Percentage dilution................................................91%


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Spicology's Consolidated Financial statements, including the notes, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Spicology was organized on March 21, 2000, and has just recently commenced operations. Spicology is engaged in the business of selling culinary spices from its e commerce equipped web site. Spicology's common stock is not listed on any recognized exchange or quoted on any quotation medium. Spicology's stock may never develop a market.


PLAN OF OPERATIONS-IN GENERAL

    According to an article published in the Los Angeles Times, the prices of culinary spices widely vary, with markups up to 200%. L.A. Times, Home Dition,
November 10, 1999.     Spicology plans to offer competitive prices on spices on
the Internet. To do this, Spicology will seek to establish a marketing plan both on the Internet.

During the next twelve months, Spicology plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. Spicology may be unsuccessful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. Spicology presently has no cash with which to satisfy any future cash requirements. Spicology will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. Spicology will not be able to operate if it does not obtain equity financing. Spicology has no current material commitments. Spicology depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. Spicology may never be successful in raising
the capital it requires.     Management believes that, if this offering and the
subsequent private placements are successful, Spicology will be able to generate revenue from on line spice sales and achieve liquidity within the next
twelve months.     Spicology does not anticipate any further research and
development of any products. Spicology does not expect the purchase or sale of plant or any significant equipment, but it does anticipate hiring additional employees. Spicology has no current material commitments. Spicology has generated no revenue since its inception.

Spicology has recently commenced operations. Its Internet web site is still under development. During the next twelve months, Spicology plans to hire a small sales force of commission salesmen to supplement it Internet sales.

Spicology has no current plans, preliminary or otherwise, to merge with any other entity.

    Milestones

Spicology will seek to raise at least $10,000 from this offering, over and above offering costs estimated at $5,500, in order to implement its plan of operations for the first twelve months of operations. This minimum amount of capital must be raised in order to properly commence operations. If we do not raise at least $10,000 from this offering, then we will seek funding by borrowing from our principal stockholder. This first influx of capital is budgeted for development and promotion of our web site and the hiring of one clerical employee to answer the telephone and fill orders. The time for completion of this milestone is estimated at three months from the close of this offering.

If we are able to raise more than $10,000 from this offering or by borrowing from our principal, we will implement the second phase of our plan of operations, which is to hire a commission based sales force. Since they will be paid commissions, expenses the company will incur will be advertising literature, mailing and telephone lists costs, and additional telephone line installation and long distance telephone fees. These costs are estimated to be between $10,000 and $20,000. The expected date for the achievement of this milestone is six months from the close of this offering.

After achievement of the second milestone, we expect to be in a position to generate sufficient revenue from spice sales to pay operating expenses by the end of the twelve month period following the closing of the offering.

Spicology is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. Spicology may never be successful in raising the capital it requires through the sale of its common stock.

                                   BUSINESS
In general

Spicology is developing a web site with full e-commerce capability to sell a variety of culinary spices on the Internet. The expected date of launching of the a fully developed e-commerce site will be by the end of January, 2001.

Spicology will seek to establish a marketing plan both on the Internet and conventionally. Spicology is in the process of establishing an e-commerce site on the Internet to market its products. The e-commerce site has not been fully developed as of the date of this prospectus.

Government approval is not necessary for Spicology's business, and government regulations have no or only a negligible effect on their respective businesses.

Spicology has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.

Spicology's mailing address is 809 Ocean Avenue, Seal Beach, California 90740. The telephone number of its principal executive office is (562) 596-6646.


                            FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Spicology's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions;
competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

    Business Development

Up to this point, we have begun a relationship with our spice supplier, Frontier Natural Products, Inc., to buy wholesale bulk spices from their wholesale catalog, and have developed our web site to the point of an anticipated launching by the end of January, 2001. We have no written contract with Frontier, and are on the same status as all of their wholesale customers who order from their catalog. Spices take up relatively little space, and will be stored in bulk containers in our 10x10x20 foot storage locker, with a useable amount stored in our office, to mix and distribute. We will package the spices in plastic containers and ship out of our office by UPS ground, next day air,

Shipping by UPS ground will be included in the cost of our spices, and customers desiring overnight shipments will pay an extra charge for this service. All shipments will be made from our office, and will occur within 24 hours of the customer's order on our Internet web site.

Internet web site

The web site will be run by Y2K Technologies, Inc., our web master, and the following domain names will direct customers to the web site:

www.spicology.com, www.spicology.net, www.spicology.org, www.spiceology.com, and www.thespicesoflife.com. The server is located at the offices of Y2K Technologies, Inc., which will be responsible for monitoring, service, netwrok operations and processing systems. No licensing of software or computers is required, as Y2K is providing us with a complete web site and e-commerce system with its own licensed software. We will use a "DC Shop" billing system licensed by Y2K Technologies which uses encrypted information to process customer credit card information for security purposes. All credit card payments will be processed through Y2K Technologies, Inc.'s merchant program. Y2K supplies the company with a turn-key system consisting of web hosting and e-commerce services for $150 per month. Customers desiring to purchase items simply access our web site, search for the item they wish to purchase, and add it to their "shopping cart." We will have a five day per week customer service line which will be open from 10 a.m. through 4 p.m. pacific time. Customers will also be able to e-mail us with any questions or problems about their orders. The web site will be geared to serving consumers with their culinary spice needs.

Spicology will avoid customer service problems by offering a money back if not satisfied guarantee, and providing free expedient shipping of product.

                                    MARKETING

    Spicology is developing an Internet web site with full e commerce capabilities, which will offer Spicology's products for sale to the Internet consumer. In addition, Spicology will promote its web site and its products by conventional advertising and marketing. After this offering, Spicology plans to hire a sales force who will be paid on a commission basis for all sales, of a flat commission of 10% of all net sales after costs. Commission salesmen will work from their homes, and be limited to wholesale resales of spices to retail outlets. Our products will be marketed nationally, and the price range asnd profit margin will vary from product to product, because of the variation in the markups of spices.

To help achieve its sales goals, Spicology plans to implement an online marketing campaign. The objective will be to name awareness for Spicology in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Spicology's online campaign will target sites that generate high traffic from Internet users who fit Spicology's customer profile. In order to create this market presence and increase customer awareness, Spicology intends to promote
its Web site on the     major     search engines, directories and promotional
sites the Internet offers. However, Spicology has not yet developed its Web site, and may never implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure Spicology is listed in the top five listings on the major search engines, when a potential visitor types in key words related to software sales. Spicology may never obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly.

Once the site has been developed, Spicology's site will be submitted to the top 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Spicology's Internet program, targeted links with sites of similar interest is another method of obtaining visitors that are interested in Spicology's site. Spicology will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Spicology's Web site. Spicology expects these programs to be fully implemented within 90 days after the official launching of its web site.

Spicology intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Spicology. Spicology also plans to purchase online ad banners on highly trafficked Web sites.


Spicology intends to announce its products and services on the Web in press releases. Spicology will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

                                   THE PRODUCTS

Spicology offers a large selection of packaged spices and seasonings, including allspice, anise, annato, arrowroot, asofedtida, basil, bay leaves, caraway seed, carob powder, cardamom, chervil leaf, celery seed, cilantro leaf, cloves, cream of tartar, chile peppers, cinnamon, coriander seed, cumin seed, dill, epazote, fennel, fenugreek, ginger, gumbo, horseradish, juniper berries, lavender, lemon grass, lemon peel, mace blades, marjoram, garlic, MSG, spearmint, mustard, nutmeg, onion, oregano, orris root, parpika, parsley, pine nuts, poppy seed, rosemary, sage, sea salt, savory leaf, sesame seed, sumac, peppercorns, saffron, tarragon, thyme, tumeric, wasabi, and vanilla. Spicology also offers spice blends, such as herb de province. We currently have a small supply of these products, which are estimated to be sufficient for the first three months of operation.

                                     PATENTS

Spicology holds no patents for its products. Spicology is the registered owner of the Internet domain names, www.spicology.com, www.spicology.net, www.spicology.org, www.spiceology.com and www.thespicesoflife.com.

                              GOVERNMENT REGULATION

Government approval is not necessary for Spicology's business, and government regulations have no effect or a negligible effect on its business, except for the fact that, if any retail spice sales are made to California residents, we will have to pay California sales taxes.

EMPLOYEES

Spicology presently employs its President, Secretary and Treasurer, Rick Feinstein, who devotes approximately 20 hours per week, equal to one quarter of his total business time, on the business of Spicology. He is also employed as the transportation director of Colton Unified School District, to whom he devotes 40 hours per week. There are no other employees at this time who are providing secretarial services.

PROPERTIES

Spicology has an oral agreement with Spicology president for use of office space, telephones and secretarial services supplied free of charge to Spicology. This office space is located at Mr. Feinstein's residence and our principal place of business at 809 Ocean Avenue, Seal Beach, California. Spicology owns its Internet Web site, and the Internet domain names, www.spicology.com, www.spicology.net, www.spicology.org, www.spiceology.com and www.thespicesoflife.com.

PATENTS

Spicology has no patents or trademarks. Spicology owns the domain names, www.spicology.com, www.spicology.net, www.spicology.org, www.spiceoflife.net, www.spicesoflife.com, www.spicesoflife.net, and www.spicesoflife.org.

COMPETITION

The specialty food business is competitive. Other companies making caviar sales and other companies with one or more affiliate or retail locations have financial resources superior to Spicology, so Spicology's projected income will not be affected by its competition. There are also many other companies with greater financial resources that Spicology who offer caviar sales on the Internet, but few with e commerce capabilities. Spicology's competitors include Spices, etc. Spicesetc.com, wildroots.com, and The Culinary Artist (lsmo.com), as well as Culinary Closet. In addition, grocery stores and convenience stores carry spices, but we do not intend to compete with these outlets.

LEGAL PROCEEDINGS

Spicology is not party to any pending litigation, legal proceedings or claims.


MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of directors of Spicology serve until the next annual meeting of stockholders, or until their successors have been elected.

The officers serve at the pleasure of the Board of directors. Directors serve a term of one year, or until the following annual meeting of shareholders, whichever period is longer.

    The current executive officers, key employees and directors of Spicology are as follows:

Name                     Age                Position
----                     ---                --------
Rick Feinstein           42                 President, Secretary
                                            Director,  Treasurer

Rick Feinstein. Mr. Feinstein is President, Secretary, Treasurer and Director of Spicology. He is also the Director of Et Voila! European Cafes, Inc., and has acted in that capacity for the past two years. For the past eight years, he has been the Transportation Director of Colton Joint Unified School District in San Bernardino County, California, where he was responsible for overseeing a $2-3 million annual budget, 6500 vehicles and 65 employees. He also served as Director of the Ride Share Program and toxic waste reporting. Prior to Colton, Mr. Feinstein spent fourteen years in management at the Los Angeles Unified School District Transportation Department. From 1982 through 1986, he founded, owned and operated "Best of Video", a small chain of video stores in Orange County, California. Mr. Feinstein was educated at California State University, Dominguez Hills, California. Mr. Feinstein has no prior experience with the spice industry, running a website, or selling products over the Internet.

EXECUTIVE COMPENSATION

Spicology has made no provisions for cash compensation to its officers and directors, which now consists of solely Rick Feinstein. Mr. Feinstein received 1,800,000 shares or restricted stock as a retainer for future services and in exchange for Spicology's business plan. These 1,800,000 shares have been accepted as full compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

Spicology has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of Spicology's board of directors.

                             PRINCIPAL STOCKHOLDERS

    The following table presents certain information regarding beneficial ownership of Spicology's Common stock as of September 30, 2000, by (I) each person known by Spicology to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Spicology, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                         Shares          Percent     Percent
                                         Beneficially    Before      After
Name and Address of Beneficial Owner     Owned           Offering    Offering
------------------------------------     ------------    --------    --------
Rick Feinstein(2)                         1,800,000        90%       81.81%
809 Ocean Avenue
Seal Beach, California 90740

Richard Tearle                              100,000         5%        4.5%
1216 State Street
Santa Barbara, CA 93101

Kenneth Eade                                100,000         5%        4.5%

Officers and Directors
as a Group                                1,800,000        90%       81.81%
------------

 - Table is based on current outstanding shares of 2,000,000.


CERTAIN TRANSACTIONS

In connection with organizing Spicology, on March 21, 2000, Rick Feinstein was issued 1,800,000 shares of restricted common stock in exchange for services, the business plan of Spicology, and Spicology's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Feinstein may be deemed to be promoters of Spicology. No other persons are known to Management that would be deemed to be promoters. We have no established policies regarding entering into future transactions with affiliated parties.

On March 21, 2000, in exchange for web site development services rendered to Spicology's web sites, Spicology issued 100,000 shares of its common stock under Rule 701 promulgated by the Securities and Exchange Commission to Richard Tearle of Y2K Internet Technologies, Inc. Mr. Tearle is a non-sophisticated investor with full access to all corporate information.

On March 21, 2000, Spicology issued 100,000 shares of its common stock to Kenneth G. Eade, counsel to Spicology, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services rendered, in the incorporation and organization of Spicology, including its articles of incorporation, by-laws, organizational minutes, and preliminary plan of operations. Mr. Eade is a sophisticated investor who had access to all corporate information.

                           DESCRIPTION OF SECURITIES

The authorized capital stock of Spicology consists of 100,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 2,200,000 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. The authorized number of directors is at least one director.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Spicology's directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.


PENNY STOCK STATUS

If and when it creates a market for its common stock, Spicology's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it obligated to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Spicology's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is American Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Spicology will have 2,000,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, the resale of any share purchased by an affiliate (in general, a person who is in a control relationship with Spicology), will be limited by Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Spicology, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Spicology without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers, within the limits of Rule 144 described above. After this offering, and subject to the holding period and limitations set forth in Rule 144, there will be 2,000,000 shares which may be sold under Rule 144, held by approximately 3 holders of record.

Prior to this offering, no public market has existed for Spicology's shares of common stock. However, Spicology's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.


                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by Spicology, which offers the Shares directly to investors through officer Rick Feinstein, who will offer the Shares by prospectus, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Spicology. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

    The offering of the Shares shall terminate 12 months after the date of this prospectus.

Spicology reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                 LEGAL MATTERS

The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.


                                    EXPERTS

The Financial statements of Spicology as of September 30, 2000 included in this Prospectus and elsewhere in the Registration statement have been audited by Roger G. Castro, independent public accountant for Spicology, as set forth in his reports appearing elsewhere in this document, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

Spicology has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Spicology will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED Financial statements

SPICOLOGY, INC.

Independent Auditor's Report .....................................   F-1

Balance Sheets
 September 30, 2000 ..............................................   F-2

Statements of Operations
 For the Years Ended September 30, 2000 ..........................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended September 30, 2000 ..........................   F-4

Statements of Cash Flows
 For the Years Ended September 30, 2000 ..........................   F-5

Notes to Consolidated Financial statements .......................

[CAPTION]
                               Board of directors
                                Spicology, Inc.
                         (A Development Stage Company)
                          Seal Beach, California 90740

Auditor's Report

We have audited the accompanying balance sheet of Spicology, Inc. (A Development Stage Company), as of September 30, 2000 and the related statement of operation, stockholders' equity, and cash flow for the period March 21, 2000(inception) through September 30, 2000. These financial statements are the responsibility of Spicology's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spicology, Inc. as of September 30, 2000 and the results of its operations and its cash flows for the period March 21, 2000 (inception) through September 30, 2000 in conformity with generally accepted accounting principles.


ROGELIO G. CASTRO

Rogelio G. Castro
Certified Public Accountant



Oxnard, California
November 2, 2000

[CAPTION]

                                SPICOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                                        BALANCE SHEETS
                                                      September 30, 2000
                                                     ---------------------

Assets: ............................................      $    --
                                                            =======
Liabilities - Accounts Payable .....................      $    --
                                                            -------
Stockholders' Equity:
  Common stock, Par value $.001

    Authorized 100,000,000 shares,
    Issued 2,000,000 shares at September 30, 2000            2,000
  Paid-In Capital ..................................         2,000
  Retained Deficit .................................        (4,000)
                                                            -------
     Total Stockholders' Equity ....................           --
                                                            -------
     Total Liabilities and

       Stockholders' Equity ........................      $    --
                                                            =======

   The accompanying notes are an integral part of these financial statements.

[CAPTION]

                                SPICOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATION
For the period March 21, 2000
(Inception) through September 30, 2000



Revenues: ..................................      $         --

Expenses:

General and Administrative Expenses: ....         $      4,000


                                                         ------

     Net Loss ..............................       $    (4,000)
                                                         ======

Loss per share (basic and diluted)..........       $     (.002)
                                                         ======

Weighted average common shares outstanding     2,000,000

   The accompanying notes are an integral part of these financial statements.

                                             SPICOLOGY, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF STOCKHOLDERS' EQUITY
                                      For the period March 21, 2000
                                       through September 30, 2000

                                Common stock                    Additional
                              Number of Shares       Amount     Paid in     Retained
                                                                Capital     (Deficit)   Total
                              -----------------     --------    ---------   ---------   -----
Stocks issued for cash                                            $2,000                $2,000
Stocks issued for services     2,000,000            $2,000                              $2,000

Net loss for the period                                                     $(2,000)   $(2,000)

Balance at 9/30/2000           2,000,000            $2,000         $2,000   $(4,000)   $     0
                              -----------------     --------    ---------   ---------   -----


              The accompanying notes are an integral part of these financial statements.

                                             F-4

                                             SPICOLOGY, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENTS OF CASH FLOWS
                                For the period March 21, 2000 (inception)
                                       through September 30, 2000

CASH FLOWS FROM OPERATING
ACTIVITIES:

Operating Activities

Net Loss ............................................   $(4,000)
                                                         -------
 Adjustments to reconcile net loss to
 net cash used in operating activities
    Stocks issued for services at fair value              2,000
                                                         -------
  Net Cash Used by operating activities ......... ...    (2,000)
                                                         -------
Financing activities
   Stockholder contribution                               2,000
                                                         -------
Net Cash Provided by
  Financing Activities ..............................     2,000
                                                         -------
Net increase (decrease) in cash and cash equivalents        --
Cash and Cash Equivalents
  Beginning of Year.. ............................          --
Cash and Cash Equivalents
  End of Year  .................................        $   --
                                                         =======
Non cash activities:
 Stocks issued for services as fair value               $ 2,000

   The accompanying notes are an integral part of these financial statements.
      28F-6
                                SPICOLOGY, INC.
                         (A Development Stage Company)
                         Notes to Financial statements
                               September 30, 2000

NOTE 1   NATURE OF BUSINESS

Spicology, Inc. was incorporated under the laws of the State of California on March 21, 2000. It is engaged in the business of selling culinary spices from its e-commerce equipped web site, which is now in development. Spicology has been in the development stage since its formation. Planned principal operations have commenced recently but have not generated any revenue.

NOTE 2   SIGNIFICANT ACCOUNTING POLICIES

Basis - Spicology uses the accrual method of accounting.
Cash and cash equivalents - Spicology considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents. Primary earnings per share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully diluted earnings per share shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

 Estimates   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

NOTE 3   INCOME TAXES

Spicology has adopted the provisions of SFAS No. 109 "Accounting for Income
Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Spicology, Inc. has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met.

NOTE 4   RELATED PARTY TRANSACTIONS

Spicology issued 1,800,000 shares of unregistered common stock to its sole officer in exchange for his services. These were recorded in the books at par value ($.001).




It also shares office space and telephone services of the President of Spicology at no charge. General and administrative expenses were also paid to officers who are also stockholders of Spicology.

NOTE 5   GOING CONCERN
Spicology has nominal assets and no current operations with which to create operating capital. It seeks to raise operating capital through private placements of its common stock. However, it is unknown if such offering or negotiations will be successful.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by Spicology. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery or this prospectus shall not under any circumstances, create any implication that the information in this document is correct as of any time subsequent to the date of this prospectus.

                            ------------------------

TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     Spicology is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     The principal of Spicology is promoting
     a similar offering.........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
     Federal Import Tax.........................        5
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6

Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial statements...................       16



                                SPICOLOGY, INC.

                         200,000 SHARES OF Common stock

                                 -------------

                                   Prospectus

                                 -------------

                                January___, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of Spicology's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Spicology's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. Spicology's By-laws also contain a provision for the indemnification of Spicology's directors.


    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Spicology pursuant to the provisions referred to under Item 24 of this Registration statement, or otherwise, Spicology has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is unenforceable.

    In the event that a claim for indemnification against such liabilities
(other than the payment by Spicology of expenses incurred or paid by a director, officer or a controlling person of Spicology in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $ 64
Printing and engraving expenses................................  $500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $2,000
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $1,000
                                                                 ----------
    Total......................................................  $5,564
                                                                 ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Spicology within the past three years and were not registered under the Securities Act.

In connection with organizing Spicology, on March 21, 2000, Rick Feinstein was issued 1,800,000 shares of restricted common stock in excahnge for services, the business plan of Spicology, and Spicology's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Feinstein may be deemed to be a promoter of Spicology. No other persons are known to Management that would be deemed to be promoters.

On August 20, 2000, in exchange for web site development services rendered to Spicology's web sites, Spicology issued 100,000 shares of its common stock under Rule 701 promulgated by the Securities and Exchange Commission to a non-sophisticated investor with full access to all corporate information.

On March 21, 2000, Spicology issued 100,000 shares of its common stock to Kenneth G. Eade, counsel to Spicology under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services rendered.
Mr. Eade is a sophisticated investor who had access to all corporate information. Although Mr. Eade is not a promoter of Spicology, as defined by the Securities Act, his wife, Rick Feinstein, can be deemed to be a promoter of Spicology.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.2                    Amendment to Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of Common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including consent)
       6.1                    Specimen of Stock Certificate
      10                      Agreement for Legal Services
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit 5.1)

------------------------

                                      II-6

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa
Barbara, state of California, on January 5, 2001.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     SPICOLOGY, INC.

           Rick Feinstein
 By: __________________________________
 Rick Feinstein, President and Director
 Date: January 10, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    Rick Feinstein
 ____________________________________________________
 Rick Feinstein, Secretary/ Treasurer (CFO)/Director
 Date: January 10, 2001



 Exhibit 3(a)
 ARTICLES OF INCORPORATION

2188628
ENDORSED-FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA
Mar 21 2000
BILL JONES, SECRETARY OF STATE

ARTICLES OF INCORPORATION OF MOLUCCAN CORPORATION

FIRST: The name of the corporation is: MOLUCCAN CORPORATION

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California
Corporations Code.

THIRD: The name and address in the State of California of this corporation's initial agent for service of process is:


KENNETH G. EADE, 827 State Street, Suite 26, Santa Barbara, California 93101
FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is One Million (1,000,000).

I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my own act and deed.

Executed February 10, 2000 at Santa Barbara, California.

 KENNETH G. EADE
 __________________________
 KENNETH G. EADE


EXHIBIT 3(a)2
CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
MOLUCCUAN CORPORATION
A California corporation


     The undersigned hereby certifies as follows:

     ONE: That they are the president and secretary, respectively, of MOLUCCUAN
CORPORATION, a California corporation.

     TWO: That, at a meeting of the Shareholders and the Board of directors on August 19, 2000, the Corporation resolved to amend Article FIRST and FIFTH of its Articles of Incorporation, as follows:

     RESOLVED, that the Corporation amend its Articles of Incorporation, Article First and Fifth, as follows:

             "FIRST: The name of this corporation is: SPICOLOGY, INC.

"FIFTH: This corporation is authorized to issue only one class of shares of stock, all common, par value $.001, and the total amount of shares which this corporation is authorized to issue is One hundred million (100,000,000).

     THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of California. The total number of outstanding shares of each class entitled to vote for the amendment is: Two million (2,000,000) shares. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty
(50%) percent. The amendment was approved by a vote of Two Million (2,000,000) shares, equaling 100% of all shares entitled to vote.



                                        Rick Feinstein
Dated: August 20, 2000

                                        RICK FEINSTEIN,  President



                                        Rick Feinstein
Dated: August 20, 2000                  __________________________________
                                        RICK FEINSTEIN, Secretary


     We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

                                   /s/ Rick Feinstein
                                   ----------------------------------
                                   RICK FEINSTEIN, President

                                   /s/ Rick Feinstein
                                   __________________________________
                                   RICK FEINSTEIN, Secretary

EXHIBIT 3(b)
BY-LAWS OF SPICOLOGY, INC.

                                   BYLAWS OF
                                SPICOLOGY, INC.
                            A California Corporation


                                     OFFICES
                                     -------


         1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 809 Ocean Avenue, Seal Beach, CA. The Board of directors is hereby granted full power and authority to change the place of said principal office.

         2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of directors at any place or places where the corporation is qualified to do business.

                                  SHAREHOLDERS
                                  ------------

         3. PLACE OF MEETINGS. Shareholders' meetings shall be held at the principal office for the transaction of the business of this corporation in the State of California, or at such other place as the Board of directors shall, by resolution, appoint.

         4. ANNUAL MEETINGS. The annual meetings of shareholders shall be held in the month of March in each year. At such meeting Directors shall be elected;
reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. The first annual meeting of shareholders after incorporation need not be held if less than nine months have elapsed since incorporation to such meeting date.

Written notice of each annual meeting shall be mailed to each shareholder entitled to vote, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as Directors if Directors are to be elected at the meeting, and those matters which the Board of directors intends to present for action by the shareholders, and shall state such other matters, if any, as may be expressly required by statute.

         5. SPECIAL MEETINGS. Special meetings of the shareholders, may be called at any time by the Chairman of the Board of directors, if any, the President or any Vice President, or by the Board of directors, or by one or more shareholders holding not less than ten (10%) percent of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders, unless by the unanimous consent of all shareholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.


         6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for forty-five (45) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting.
Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

         7. VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of Directors shall be by ballot. At every election of Directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principal among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

         8. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

         9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

         10. ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (a) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporations
Code set forth in Subsection 603(b)(l) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

         11. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

         12. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.



                                    DIRECTORS
                                    ---------

         13. POWERS. Subject to limitations of the Articles of Incorporation, the Bylaws, and the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the corporation shall be managed by, the Board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                  (a) To select and remove all of the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may be consistent with law, with the Articles of Incorporation, or the Bylaws, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the Bylaws, as they may deem best.

                  (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.
                  (d) To authorize the issuance of shares of capital stock of the corporation from time to time, upon such terms as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

         14. NUMBER OF DIRECTORS. The authorized number of Directors of this corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders amending this
Section 14.

         15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which the Director was elected and until a successor has been elected. The Board of directors may declare vacant the office of a Director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of directors not caused by removal may be filled by a majority of the Directors then in office, regardless of whether they constitute a quorum, or by the sole remaining
Director. The shareholders may elect a Director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of directors.

         16. REMOVAL. Except as described below, any or all of the Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed no Director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of Directors authorized at the time of the Director's most recent election were then being elected.

         17. RESIGNATION. Any Director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         18. COMPENSATION. If the Board of directors so resolves, the Directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of directors and of committees of the Board. Nothing herein shall preclude any Director from serving the corporation in another capacity and receiving compensation for such service.

         19. COMMITTEES. The Board of directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the California Corporations Code.

         20. INSPECTION OF RECORDS AND PROPERTIES. Each Director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the Director or the Director's agent or attorney. The right of inspection includes the right to copy and make extracts.

         21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of shareholders, the Board of directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, when other regular meetings of the Board shall be held. All meetings of Directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all Directors participating in such meeting can hear each other.

         22. CALL. Meetings of the Board of directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, or any Director.

         23. NOTICE. Regular meetings of the Board of directors may be held without notice if the time of such meetings has been fixed by the Board.
Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings.
Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the Directors who were not present at the time of the adjournment.

         24. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a Director shall not be considered present at a meeting if, although in attendance at the meeting, the Director protests the lack of notice prior to the meeting or at its commencement.

         25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of directors may be taken without a meeting, if all the members of the Board individually or collectively consent in writing to such action.

         26. QUORUM AND REQUIRED VOTE. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of Directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of Directors or two Directors.

Except as otherwise provided by Subsection 307(a)(8) of the California
Corporations Code, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present at a meeting whether or not a quorum is present, may adjourn the meeting to another time and place.

         27. COMMITTEE MEETINGS. The principles set forth in Sections 21 through 26 of these Bylaws shall apply to committees of the Board of directors and to actions by such committees.

         28. LOANS. Except as provided by Section 315 of the California
Corporations Code, the vote or written consent of the holders of a majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefitted Director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

                  (a) Any Director or officer of the corporation, any Director or officer of any of its parents, or any Director or officer of any of its subsidiary corporations, directly or indirectly.

                  (b) Any person upon the security of the shares of the corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.

                                    OFFICERS
                                    --------

         29. TITLES AND RELATION TO Board of directors. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice
Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. Ml officers shall perform their duties and exercise their powers subject to the direction of the Board of directors.

         30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

         31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         32. SALARIES. The Board of directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

         33. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of directors or prescribed by the Bylaws.
         34. PRESIDENT (CHIEF EXECUTIVE OFFICER). Unless otherwise determined by the Board of directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the Board of Directors and shareholders, shall be ex-officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

         35. VICE PRESIDENT. In the absence or disability of the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of directors, or if not so ranked, the Vice President designated by the Board of directors) or, if none, the Secretary or Treasurer, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.
The Vice President or, if none, the Secretary or Treasurer, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of directors or the Bylaws.

         36. SECRETARY. The Secretary shall have the following powers and duties:
                   (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of the Board of directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of directors may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California, if the principal executive office is not in California, the original or a copy of the Bylaws, as amended.

                  (b) Record of Shares. Unless a transfer agent is appointed by the Board of directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

                  (c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

                  (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of directors or President shall prescribe.

         37. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation shall be its chief financial officer. Unless otherwise determined by the Board of directors, the Treasurer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of directors, taking proper vouchers for such disbursements, shall render to the President and Directors, at regular meetings of the Board of directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         38. OTHER OFFICERS. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of directors.

                                      Shares
                                     ------

         39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary.

         40. TRANSFERS OF ShareS OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agent designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

         41. REGISTERED ShareHOLDERS. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of California.

         42. LOST OR DESTROYED CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

         43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of shareholders, or not more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of directors fixes a new record date. The Board of directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

         44. TRANSFER AGENTS AND REGISTRARS. The Board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of directors may designate.

                                   AMENDMENTS
                                   ----------

45. ADOPTION OF AMENDMENTS. New Bylaws may be adopted or these Bylaws may be amended or repealed:

(a) At any annual meeting, or other meeting of the shareholders called for that purpose by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

(b) Without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

(c) By a majority of the Directors of the corporation; provided, however, that a greater vote of shareholders or Directors shall be necessary if required by law or by the Articles of Incorporation; and provided, further, that Section 14
(number of Directors) and this Section 45 shall be amended or repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation. Section 14 shall not be amended to reduce the number of Directors below two if the votes cast against its adoption at a meeting or the shares not consenting in the case of an action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

         46. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws or Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                 CORPORATE SEAL
                                 --------------

         47. FORM OF SEAL. The corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "California

                                  MISCELLANEOUS
                                  -------------

         48. CHECKS DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of directors.

         49. CONTRACT, ETC., HOW EXECUTED. The Board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         50. REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

 The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         51. INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

52. ANNUAL REPORT. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with except as the Board of Directors may otherwise determine, so long as there are less than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

53. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   SIGNATURES
                                   ----------

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being the Directors of SPICOLOGY, INC., as of the 2nd day of April, 2000, assent to the foregoing Bylaws and adopt the same as the Bylaws of the said corporation.

IN WITNESS WHEREOF, we have hereunto subscribed our names the 2nd day of April,
2000.
                                         /s/ Rick Feinstein
                                        --------------------------
                                             RICK FEINSTEIN

Exhibit 4(a)
SPECIMEN OF COMMON STOCK CERTIFICATE

[________]NUMBER
 SHARES[________]
AUTHORIZED COMMON STOCK; 100,000,000 SHARES PAR VALUE $.001 NOT VALID UNLESS
COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF
CALIFORNIA COMMON STOCK

 THIS CERTIFIES THAT

Is the RECORD HOLDER OF SHARES OF SPICOLOGY, INC. COMMON STOCK
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED
ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND
REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.







 Dated:

                                    [SEAL OF SPICOLOGY, INC.]

/s/ Rick Feinstein
------------------------------------
Rick Feinstein, President, Secretary


 By: Richard M. Day
 American Registrar and Transfer Company
 Salt Lake City, UT 84107

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____
 TEN ENT - as tenants by the entireties

 (Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

 Act
 ________________________ tenants in common
   (State)
 Additional abbreviation may also be used though not in above list.

 FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE
INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
 ________________________________________________________ ______ ___
_________ ________________________________________________________ ______
___ _________ ________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________
Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

 Dated:________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

November 21, 2000

Board of directors
SPICOLOGY, INC.
827 State Street, Suite 12
Santa Barbara, CA 93101

Re: Registration of SPICOLOGY, INC. common stock on Form SB-2

Gentlemen:

The undersigned is counsel for SPICOLOGY, INC. I have been requested to render an opinion on the legality of the 200,000 shares of Spicology proposed to be sold pursuant the Spicology's Registration statement on Form SB-2. In rendering this opinion, I have reviewed Spicology's Registration on Form SB-2, Spicology's company articles of incorporation and by laws and other corporate documents. All representations made to me in Spicology documents and by company officers and directors are deemed to be accurate. It is further my opinion that:

1. Spicology is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Spicology have been reserved and properly approved by Spicology's Board of directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, legally issued, and are a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I consent to the use of this opinion in Spicology's Registration statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE

EXHIBIT 10.  AGREEMENT FOR LEGAL SERVICES

KENNETH G. EADE
827 State Street, Suite 12
Santa Barbara, CA 93101
805-560-9828


ATTORNEY-CLIENT FEE CONTRACT

     This ATTORNEY-CLIENT FEE CONTRACT (Contract) is entered into by and between Spicology, Inc., a corporation to be formed, hereinafter referred to as "Client";
and KENNETH G. EADE, Esq. Attorney at Law (Attorney), on April 1, 2000.

     1. CONDITIONS: This Contract will not take effect and the Attorney will have no obligation to provide legal service until Client returns a signed copy of this Contract and pay the deposit called for under paragraph 4.

     2. SCOPE OF SERVICE: Client hires Attorney to provide legal services with reference to: corporate formation (already formed corporation), minutes, by-laws, amendment to articles of incorporation and consultation relative to formulation of a plan of operations.


All work shall include include all necessary telephone contact with client, client's representatives, market makers, and state and federal regulatory agencies.

     3. CLIENT'S DUTIES: Client shall be truthful with Attorney, cooperate with Attorney, keep Attorney informed of developments, abide by this Contract, pay
Attorney's bills on time and keep Attorney advised of Client's address, telephone number and whereabouts.

     4. FIXED FEE: Client and Attorney agree that Client shall pay a fixed fee of $500.00, for Attorney's services under this contract. The fixed fee shall cover all of attorney's expenses. In addition to the fixed fee, Client shall issue to Attorney 100,000 shares of common stock of Client. Attorney shall have no obligation whatsoever to provide services to Client until the fixed fee is paid in full. Unless the fee retained would be unconscionable, the fixed fee is earned upon receipt, and no portion of it will be refunded once any substantial services have been performed. Any services requested by Client not specifically provided in this retainer agreement shall be billed at Attorney's regular hourly rate of $350.00 per hour.

     5. COSTS AND EXPENSES: In addition to paying legal fees, Client shall be responsible for all costs incurred herein, including, but not limited to filing fees and printing costs.



Attorney shall inform Client of the amount of said costs, and Client shall pay
them directly to the provider of the services.   The Attorney agrees to make a
reasonable effort to confer with the Client about incurring various costs which might be necessary to pursue this action. Client agrees that, to the extent that
Attorney confers with Client with respect to incurring costs, Client has an option as to whether or not the Client wishes to incur such costs. However, the Client also understands and agrees that if Client does not wish to incur certain costs, neither Attorney nor any person acting on his behalf has any responsibility for advancing such costs even if failure to do so would jeopardize this action.

     Client further understands and agrees that in the course of this action it may sometimes be impracticable for the Attorney to obtain Client's approval prior to incurring certain costs. Client hereby authorizes the Attorney to advance costs on behalf of Client not to exceed the sum of $300.00 for any one item of costs without the prior approval of Client. The Client understands and agrees that while
Attorney may choose to advance such costs, neither they nor any person acting on his behalf has any obligation to do so even if failure to do so would jeopardize this action. Client shall reimburse Attorney for any advanced costs as such costs are billed to Client.

     6. DISCHARGE AND WITHDRAWAL: Client may discharge Attorney at any time.
Attorney may withdraw with client's consent or for good cause. Good cause includes, but is not limited to, Client 's breach of this Contract, Client's refusal to cooperate with Attorney or to follow Attorney's advice on a material matter or any other fact or circumstance that would render Attorney's continuing representation unlawful or unethical.

     In the event that Client discharges the Attorney and requests Client's file from Attorney, said file shall promptly be made available for Client subject to the provisions of paragraph 12. Client is advised Attorney is self insured and maintains no errors and omissions insurance coverage applicable to the services rendered.

     7. CONCLUSION OF SERVICES: When Attorney's services conclude, all unpaid charges shall become immediately due and payable.

     8.  DISCLAIMER OF GUARANTEE: Nothing in the Contract and nothing in
Attorney's statements to Client will be construed as a promise or guarantee about the outcome of Client's matter. Attorney makes no such promises or guarantees.
Attorney's comments about the outcome of Client's matter are expressions of opinion only.

     9.RETURN OF CLIENT'S FILE AND PROPERTY; In the event that Client requests the Client 's file or property from Attorney, either because Client discharges the Attorney; because the matter is concluded, or for any other reason, said file and property shall promptly be made available for client. Attorney shall have a reasonable time to copy the Client's file and the Client agrees to pay the reasonable and actual charges therefor, not to exceed the sum of twenty-five cents



($.25) per page. Client further agrees to pay the reasonable and actual charges for all shipping and /or postage costs to be incurred in the delivery of Client's file and property to Client from Attorney.

     In the event that Client has any sum on deposit with Attorney's trust at the time Client requests Client's file and /or property, Client hereby authorizes
Attorney to withdraw the sums necessary to cover the copying costs or any shipping and/or postage costs from such trust funds. Any remaining balance shall be due and payable upon Client's receipt of the file and/or property.

     10. LEGAL ACTION UNDER THIS CONTRACT: In the event that any legal action is necessary to collect any amounts due and owing under this contract, the prevailing party shall be entitled to all costs of suit, including reasonable attorney's fees incurred therein.

     11. EFFECTIVE DATE: This Contract will take effect when Client has performed the conditions stated in paragraph 1, but its effective date will be retroactive to the date Attorney first provided services. The date at the beginning of this Contract is for reference only. Even if this Contract does not take effect, Client will be obligated to pay Attorney the reasonable value of any services Attorney may have preformed for Client.

     12. ERRORS & OMISSIONS INSURANCE: Client hereby acknowledges that Attorney carries no errors and omissions insurance which covers the services contemplated herein. __________.
                                         (Initial)


Dated:_________                   The Law Offices Of
                                  Kenneth G. Eade
                                        /Kenneth G. Eade/
                                  By:____________________________


                                   CLIENT
                                   /Rick Feinstein/
Dated:_________                    _________________________
                                   BY: Rick Feinstein
                                   Title: President


EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT
I consent to the inclusion of the independent accountant's report dated
November 2, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration statement on Form SB-2, and any other references to me in the registration statement.




ROGELIO G. CASTRO
Rogelio G. Castro
Certified Public Accountant

Oxnard, California
November 21, 2000

EXHIBIT
SUBSCRIPTION AGREEMENT
SPICOLOGY, INC.
809 Ocean Avenue
Seal Beach, California 90740

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated December __, 2000.  The undersigned represents as set forth below and subscribes to purchase ________shares at $.50 per share, for $_______________,
provided that you accept this subscription.   There is no minimum contingency and
proceeds may be utilized at the issuer's discretion.  If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled to them. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated ,P.O. Box or Street Address
organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security
